Exhibit 99

FOR IMMEDIATE RELEASE

Marine Products Corporation to Present at the Burkenroad
Reports 11th Annual Investment Conference

ATLANTA, April 26, 2007 -- Marine Products Corporation (NYSE: MPX) announced today that it will present at the 11th Annual Burkenroad Reports Investment Conference on Friday, April 27, 2007 at 11:30 A.M. Central Time in New Orleans, Louisiana. Burkenroad Reports is an equity research program at Tulane University’s A.B. Freeman School of Business. The presentation will provide a corporate overview, highlight Marine Products Corporation’s product lines and present a summary of the most recently published financial results. Management’s remarks will be available in real time at http://www.marineproductscorp.com and a playback of the webcast will also be available on the website after the presentation.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation’s investor website can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

Jim Landers
V.P. Corporate Finance
404.321.2162
jlanders@marineproductscorp.com

Natasha Coleman
Investor Relations & Corporate Communications Manager
404.321.2172
ncoleman@marineproductscorp.com